               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                  Date of report: July 31, 1995



                        USAir Group, Inc.
                (Commission file number: 1-8444)

                               and

                           USAir, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware                       USAir Group, Inc. 54-1194634
(State of Incorporation                USAir, Inc.       53-0218143
  of both registrants)        (I.R.S. Employer Identification Nos.)



                        USAir Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-5306
                 (Registrant's telephone number)



                           USAir, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-7000
                 (Registrant's telephone number)




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Item 5.   Other Events

     On July 28, 1995, USAir, Inc. disseminated a press release announcing that it was ending discussions with its unions on a wage concession and restructuring package and that it will now concen-trate on reducing its labor costs through traditional collective bargaining. The press release also announced that USAir Group, Inc.'s annual stockholder meeting will be held on November 28, 1995. The press release is filed as an exhibit to this report.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          Designation                   Description
          -----------                   -----------

               99 Press release dated July 28, 1995 of USAir, Inc., announcing the end of discussions with unions on a wage concession and restructuring package and a return to traditional collec-tive bargaining in efforts to reduce labor costs.


                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly autho-rized.

                               USAir Group, Inc.



Date: July 31, 1995       By: /s/ James T. Lloyd
                              ---------------------------------
                              James T. Lloyd
                              Executive Vice President,
                              General Counsel and Secretary


                              USAir, Inc.



Date: July 31, 1995       By: /s/ James T. Lloyd
                              ---------------------------------
                              James T. Lloyd
                              Executive Vice President and
                              General Counsel

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                             Exhibit 99


   USAIR TO TURN TO TRADITIONAL BARGAINING FOR LABOR COST CUTS

     ARLINGTON, Va. July 28 -- USAir said today that it is ending discussions with its unions on a wage concession and restructuring package and now will concentrate on reducing its labor costs through traditional collective bargaining. The airline said that an impasse on key issues made the shift necessary.

     "We've worked hard to reach fair agreements that would benefit both the employees and the company, but some issues proved unsolvable. We still intend to achieve the labor cost savings we need, but it appears it will be by a more traditional route. This process is over and we will begin with a clean slate in our new talks," said Chairman and CEO Seth E. Schofield.

     "Changes in the industry -- and our success in sharply cutting non-labor costs -- give us the resources, and the determination, to take other avenues."

     Schofield said talks had continued with pilot union negotia-tors since the March 29 tentative agreement to try to resolve open issues in that agreement. Ultimately, a variety of economic and efficiency issues could not be resolved.

     Since all the tentative labor agreements were linked, it appears that none of the agreements with the labor groups can go forward. The Association of Flight Attendants already had rejected a tentative agreement by a vote of 55 percent to 45 percent. The International Association of Machinists then notified the company that it was postponing ratification action.

     Schofield noted that much has changed in the industry and for USAir.

     "We began three years ago to get our house in order and return USAir to profitability. We now are benefitting from the steps we took as well as from major changes that have occurred in the industry," Schofield said. "All airlines, including USAir, have brought capacity more closely into line with demand. Now we are seeing higher load factors and more reasonable yields."

     Schofield noted that USAir's financial results have improved markedly in the past several months and that the company reported solid second quarter results, breaking a long pattern of losses. Cash on hand also improved to $750 million at the end of the second quarter, including proceeds from the sale of assets.

     "The fundamental strength of USAir, rooted in the major population centers of the East Coast, has been amply evident these past four profitable months," Schofield said. "And this core

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strength is being leveraged through our alliance with British
Airways, which will expand to additional code-share cities this fall."

     Nevertheless, Schofield said, "It is vital to our long-term future as an airline -- and the future of the jobs we provide -- that we reduce our costs. Through a combination of re-engineering, outsourcing, innovation and rightsizing, we will generate more than $400 million in annual improvements to our bottom line over what our results otherwise would have been this year. We are committed to obtaining the necessary labor cost reductions as well."

     Sir Colin Marshall, chairman of British Airways, said that BA, which is a part owner and Alliance partner of USAir, "fully supports the decision by USAir's management to terminate what have been long drawn out talks with its unions and pursue cost reduc-tions through the more traditional bargaining arrangements."

     USAir's "management will have our continuing support in its pursuit of the labor cost reductions necessary for its long-term viability," Sir Colin said.

     "With the airline's management making great strides towards its own cost savings target, USAir's latest financial results were highly encouraging. Our alliance remains as strong as ever with our successful code-sharing network to be extended further this fall."

     The labor contracts of the four largest organized groups at USAir come open for negotiation within the next 17 months and the company intends to pursue its cost-cutting campaign through this traditional route.

     Schofield said USAir will notify the International Association of Machinists within the next several weeks of its intention to begin contract talks. The IAM represents 8,300 mechanics and related workers and 6,500 ramp service workers.

     The Air Line Pilots Association's contract is open for negotiation in May of next year and that of the Association of Flight Attendants on January 1, 1997.

     USAir set out in March, 1994, to cut its costs by more than $1 billion annually -- half in areas not covered by union agreements and half through a wage concession-investment program affecting all 44,000 USAir employees.

     By May of this year, tentative agreements had been reached with the three primary unions -- ALPA representing 5,100 pilots, the IAM, and AFA, representing 8,300 flight attendants. Negotia-tions with a fourth union, the Transport Workers, were nearing completion.


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     These tentative agreements were conditioned on a number of other events, including restructuring of holdings by other parties, union ratification, board approval and, ultimately, shareholder approval. Ultimately, these conditions could not be satisfied.

     "It is now clear that it is in the best interest of all our shareholders and creditors that we pursue another path to reduce our labor costs. We have a plan to take us toward our goal of being a competitive, cost-effective airline, and we intend to carry out that plan," Schofield said.

     Schofield also announced that USAir Group's annual stockholder meeting will be held on November 28, 1995 and that proxy materials will be distributed to stockholders in October.